UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

GameStop Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (817) 424-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Class A Common Stock	GME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On June 7, 2023, GameStop Corp. (the “Company”) issued a press release announcing its financial results for its first quarter ended April 29, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

The press release attached to this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth therein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of President and Chief Executive Officer

On June 5, 2023, the Board of Directors (the “Board”) of the Company terminated Matthew Furlong as President and Chief Executive Officer of the Company, effective immediately such that, after giving effect to such termination, Mr. Furlong was no longer employed by GameStop Texas Ltd., the Company, or any of their affiliates. Subject to Mr. Furlong’s timely execution of a Separation and Release Agreement (and non-revocation in the time provided to do so), which includes a release of claims against the Company and its affiliates, Mr. Furlong will be entitled to receive the payments and benefits associated with a termination without Cause, as such term is defined in Mr. Furlong’s offer letter dated June 9, 2021 from GameStop Texas Ltd., which was originally filed as Exhibit 10.1 attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2021.

Board of Director Changes

On June 5, 2023, Mr. Furlong resigned as a director of the Company, effective immediately. Mr. Furlong’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Furlong’s resignation, the Board reduced the size of the Board to five. Additionally, as further disclosed in Item 8.01 to this Current Report on Form 8-K, the Board appointed Ryan Cohen as Executive Chairman of the Company and Alain Attal as the Lead Independent Director of the Board.

Appointment of General Manager

On June 7, 2023, the Board appointed Mark H. Robinson as the Company’s General Manager, effective immediately. Additionally, Mr. Robinson was appointed as the Company’s principal executive officer. Mr. Robinson’s responsibilities will include administrative matters, corporate development, legal affairs and support for GameStop’s holdings, including the oversight of other executive officers besides the Executive Chairman, and he will report directly to Ryan Cohen, as Executive Chairman. Mr. Robinson will continue to serve in his roles as the General Counsel and Secretary of the Company.

Mr. Robinson, 44 years old, has served as the Vice President, General Counsel of the Company since January 2022, and in various other roles at the Company since August 2015. In his current role, he oversees the legal and human resources functions of the Company. Prior to joining the Company in 2015, Mr. Robinson held positions as an attorney at law firms Norton Rose Fulbright and Jones Day, where he provided counsel on corporate and finance transactions.

In connection with his appointment as the General Manager, the Company and GameStop Texas, Ltd. entered into a letter agreement with Mr. Robinson on June 7, 2023 (the “Offer Letter”) describing certain terms of his employment, which supersedes all prior agreements or offer letters between the parties regarding Mr. Robinson’s employment, unless otherwise noted therein. The Offer Letter provides that Mr. Robinson’s annualized salary will be $200,000 effective as of June 7, 2023. The Offer Letter also provides that Mr. Robinson will continue to be eligible to receive the settlement of any transformation bonuses previously granted to him, and all equity and cash incentive awards previously granted to Mr. Robinson will continue to vest in accordance with their original terms, subject to Mr. Robinson’s continued employment with the Company and the satisfaction of any performance hurdles associated with those awards. The Offer Letter states that Mr. Robinson will be entitled to an additional grant of 9,300 restricted stock units of the Company’s Class A common stock, par value $0.001 per share, which award will vest in full on June 12, 2024, subject to his continued employment through such date, as well as any other terms and conditions applicable to grant that are set forth in an individual award agreement to be entered into by Mr. Robinson and the Company on the grant date.

Under the Offer Letter, if Mr. Robinson’s employment is terminated without Cause (as defined in the Offer Letter), he will be entitled to receive the following severance benefits: (i) an amount equal to six months of his base salary, (ii) an amount equal to six months of COBRA premiums for Mr. Robinson and his eligible dependents, (iii) any transformation bonus installments which have not already been paid, (iv) the vesting of that portion of any equity award that was otherwise scheduled to vest in the ordinary course during the six month period immediately following his termination date, and (v) any long-term incentive cash award that was otherwise scheduled to vest in the ordinary course during the six month period immediately following his termination date. Mr. Robinson’s eligibility for these severance benefits is subject to his execution of a release of claims and his compliance with any applicable post-employment covenants.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

No family relationships exist between Mr. Robinson and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Robinson and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Robinson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On June 7, 2023, the Company issued a press release announcing certain changes to its executive team and the Board, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.2.

This information is furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01.	Other Events.

On June 7, 2023, in connection with the events disclosed in Item 5.02 of this Current Report on Form 8-K, the Board appointed Mr. Cohen as Executive Chairman of the Company, effective immediately. Mr. Cohen’s responsibilities will include capital allocation, evaluating potential investments and acquisitions, and overseeing the managers of the Company’s holdings.

Additionally, on June 7, 2023, the Board appointed Mr. Attal as the Lead Independent Director of the Board and dissolved the Strategic Planning and Capital Allocation Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Letter Agreement between Mark H. Robinson and GameStop Corp. executed June 7, 2023.

99.1*	Press Release dated June 7, 2023

99.2*	Press Release dated June 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Management contract or compensation plan or arrangement.
*	Furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2023		GAMESTOP CORP.

	By:	/s/ Diana Saadeh-Jajeh
Diana Saadeh-Jajeh
Chief Financial Officer